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                                                                    EXHIBIT 10.1

                             EMPLOYMENT AGREEMENT
                             --------------------

     This Agreement made as of this 1st day of April, 1997, by and between JAMES
L. SMITH, residing in the City of Midwest City, State of Oklahoma, herein referred to as "Employee" and SUMMIT LIFE CORPORATION, an Oklahoma corporation, or its successors, organized and existing under the laws of the State of Oklahoma, with its principal place of business located in Del City, Oklahoma, herein referred to as "SUMMIT LIFE CORPORATION' or "Company" in consideration of the mutual covenants and conditions contained herein SUMMIT LIFE CORPORATION and Employee agree as follows:

     1.   Employment.  SUMMIT LIFE CORPORATION hereby employs Employee in an
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executive capacity as its President, Corporate Development and Marketing, and
Employee accepts such employment with SUMMIT LIFE CORPORATION., subject to the terms and conditions of this Agreement.

     2.   Term of Employment.  This Agreement and the employment hereunder shall
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be for an initial term of six (6) years and shall commence on the 1st day of
April, 1997, and continue until the end of the 2003 fiscal period of SUMMIT LIFE CORPORATION ending after the date of this Agreement, or as otherwise terminated herein.

     3.   Duties of Employee.  Employee will serve SUMMIT LIFE CORPORATION
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faithfully as its President (P) and such other duties as shall be assigned to him by the Board of Directors on behalf of the Company and/or its affiliates, and to the best of his ability under direction of and subject to the Board of Directors of SUMMIT LIFE CORPORATION Employee will devote all of his time, energy and skill during regular business hours to such employment. Further, during said employment timespan, the Majority Shareholders and Directors of SUMMIT LIFE CORPORATION agree that Employee will be a full member of the Board of Directors of SUMMIT LIFE CORPORATION during the initial term hereof and any renewal or extension term.

     4.   Compensation
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          (a)  Base Salary.  Employee's initial base salary shall be at the rate
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of Twelve Thousand Dollars ($12,000.00) per year from the 1st day of April,
1997, and ending upon termination of this Agreement, unless sooner amended, modified or extended and paid in accordance with normal Company payment policies.

          (b) Notwithstanding Employee's current salary level, Employee shall be entitled, at Employee's discretion from time to time, subject to Board of Directors approval, to an increase in annual base salary compensation, not to exceed One Hundred Fifty Thousand Dollars ($150,000) annually.
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          (c)  In the event of a substantial reduction in Employee's present level of responsibility, Employee may elect to treat such reduction as a termination by SUMMIT LIFE CORPORATION under Paragraph 9(c) of this Agreement.

          Any termination pursuant to Paragraph 9(c ) shall obligate the Company to continue to pay Employee the salary described herein for the balance of the term of this Agreement.

          Notwithstanding any termination pursuant to Paragraph 9(c ), if employee will remain an employee for the purpose of the benefits provided herein under Paragraph 7 hereof for the remaining term. of this Agreement. If Employee is not vested at the end of the term of this Agreement, Employee shall receive a cash payment in the amount of the actuarial equivalent of Employee's personal benefits accrued to end of the term of this Agreement.

          (d)  Car Allowance.  Company shall provide Employee with a company car
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and shall be responsible for the payment of all expenses and upkeep, including insurance and gas.

          (e )  Bonus. In addition to the compensation as set forth in paragraph
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(a) and (b) above, Employee shall he paid an annual bonus no later than the fifteenth day of the 2nd month following the end of a year. (Commencing with the year ending December 31, 1997.)

          (f)  Stock Option.  Employee shall have the right to purchase, at any
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time during the first three (3) years of employment, additional shares of Class
A Company stock at the option price of $5.00 per share so that at the time of exercise of such option, by written notice to SUMMIT LIFE CORPORATION, the difference between the option price and market price for all but not less than all shares subject to the option shall not be less than Five Thousand Dollars ($5,000).

          (g) Employer will also, during the term of this Agreement, procure, maintain and pay for Employee a life insurance policy in the face amount of

$100,000.00.
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     5.   Reimbursement for Expenses.  SUMMIT LIFE CORPORATION shall reimburse
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Employee for reasonable out of pocket expenses which Employee shall incur in connection with his services for SUMMIT LIFE CORPORATION contemplated hereby on presentation by Employee of appropriate vouchers therefore to SUMMIT LIFE CORPORATION.

     6.   Employee Serves as Director.  Employee shall during the term hereof,
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serve as a Director of SUMMIT LIFE CORPORATION or any parent, subsidiary or corporation affiliated

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with SUMMIT LIFE CORPORATION. Employee shall receive the same compensation paid to other directors of such Company for their services as directors.

     7.   Fringe Benefits.  Employee shall be entitled to participate with other
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employees of SUMMIT LIFE CORPORATION in all fringe benefits or incentive compensation plans that may be authorized and adopted from time to time by SUMMIT LIFE CORPORATION, including, without limitation, the following: a pension or profit sharing plan, medical reimbursement plan, group life insurance plan, disability income plan, group health plan. However, Employee shall, upon execution of this Agreement, be entitled to same medical and dental coverage for Employee and his immediate dependents as is given to the other top corporate officers.

     8.   Vacations.  On the condition that Employee shall faithfully keep and
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perform all of the obligations to be performed under the terms of this
Employment Agreement, Employee shall be entitled to a paid vacation of four (4) weeks each year.

     9.   Termination.  This Agreement and the obligations of the parties
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hereunder as follows:

          (a) By mutual agreement of the parties consented to in writing and signed by both SUMMIT LIFE CORPORATION and Employee.

          (b) By expiration of the term as set forth in Paragraph 2, unless extended or modified in writing and signed by both SUMMIT LIFE CORPORATION and Employee.

          (c) By termination without cause, at the sole discretion of SUMMIT LIFE CORPORATION.

          (d) By termination with cause as determined by SUMMIT LIFE CORPORATION and subject to the provisions of subparagraph (i) to this Paragraph
(d).

               (i) For purposes of this paragraph, "cause" shall mean the final conviction of any felony or the final conviction of any crime of moral turpitude.

     10.  Compensation to Employee Upon Termination.
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          (a)  If this Employment Agreement is terminated for cause as set forth above, SUMMIT LIFE CORPORATION shall provide a severance payment to Employee of Fifty

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Thousand Dollars ($50,000) within thirty (30) days of termination.

          (b) If this Employment Agreement is terminated without cause as provided above, SUMMIT LIFE CORPORATION shall provide a severance payment to Employee in an amount equal to the difference between greatest base salary compensation payable to date of severance and the balance of the greatest base salary due Employee under this Agreement for the balance of the term of the Agreement, but not less than three (3) years compensation [paragraph 4(b)] together with any accrued but unpaid bonus. As of the date of severance, all other benefits due Employee shall terminate subject to settlement of any accrued benefits due Employee.

          (c) If Employee shall fail or be unable to perform the services required hereunder, because of any physical or mental infirmity, and such failure or inability shall continue for four (4) consecutive months, or for six
(6) months during any twelve (12) consecutive month period, SUMMIT LIFE CORPORATION shall have the right to terminate this Agreement thirty (30) days after delivering written notice thereof to Employee; provided, however, that Employee shall continue to receive his full compensation hereunder to the date of termination, notwithstanding any such infirmity.

     11.  Modification.  This Agreement shall not be amended or modified except
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by an agreement in writing signed by both of the parties hereto.

     12.  Binding Effect. This Agreement shall be binding upon the parties
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hereto, their successors, assigns, heirs and administrators.

     13.  Governing Law. This Agreement shall be governed and construed
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according to the laws of the State of Oklahoma.


                                    SUMMIT LIFE CORPORATION


                                    BY: _______________________________
                                                   Vice President

                                    "EMPLOYEE"


                                    ___________________________________

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State of Oklahoma

County of Oklahoma

Subscribed and sworn to before me this _____ day of ____________, 199___.


                                     _________________________________
                                     Notary Public
My Commission Expires: ______________________                SEAL

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